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                       FIRST AMENDMENT TO MANAGEMENT AGREEMENT
                               (MISSION VALLEY CENTER)


          THIS FIRST AMENDMENT TO MANAGEMENT AGREEMENT (this "Amendment") is made as of the 1st day of February, 1994, between CENTERMARK PROPERTIES, INC., formerly known as May Centers, Inc. ("Manager"), and MISSION VALLEY PARTNERSHIP ("Owner").

                                       RECITALS

A. Manager and Owner entered into a Management Agreement (the "Management Agreement"), dated as of April 8, 1986.

B. The Management Agreement sets forth the various rights and obligations of Owner and Manager respecting the management, leasing and operation of that certain regional shopping center known as Mission Valley Center located in the County of San Diego, State of California (the "Shopping Center").

C. Owner and Manager desire to amend the Management Agreement as set forth herein.

                                      AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing, the terms and provisions hereinafter set forth and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Manager and Owner agree as follows:

          1. AMENDMENT TO SECTION 2.1. Section 2.1 of the Management Agreement is hereby amended by adding the following new subparagraphs (u) and
(v):

     "(u) In the event Owner or a partner acting on behalf of Owner should enter into negotiations for the sale of the Shopping Center or a partner of Owner should enter into negotiations for the sale of its partnership interest or portion thereof in Owner, Manager agrees to reasonably assist Owner or such partner in such transaction including, but not limited to, by using its reasonable efforts to deliver or make available to Owner or such partner of Owner, at Owner's sole cost and expense, the following items:


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     (1)  Copies of any written notice(s) received by Manager (A) from any government agency or any employee or official thereof alleging that the construction, operation or use of the Shopping Center violates any law, ordinance, regulation or order or that any investigation has been commenced or is contemplated respecting any such violation, or (B) alleging any material default by Manager or Owner under any current tenant lease, mortgage loan, insurance policy, service contract or equipment lease;

     (2) Copies of (A) the most recent financial reports prepared by Manager pursuant to Section 2.1(1), (B) all insurance policies and material service contracts in Manager's possession respecting the Shopping Center, and (C) current tenant lease files.

     (3) Copies of any written correspondence, documents and/or notices received by Manager respecting any actions, suits or proceedings, pending or threatened, before or by any judicial, administrative or union body, any arbiter or any governmental authority and against or affecting or relating to the Shopping Center, including eminent domain or similar proceedings; and

     (4) an updated rent roll, supplemented with the following information: the date of each lease as well as the date(s) for all amendments and/or supplements thereto; any tenant improvements required to be completed by Owner which have not been completed; whether a tenant(s) has received an outstanding and unsatisfied (or otherwise unresolved) notice of default from Manager; and a list of all potential brokerage commissions that may become due and payable by Owner with respect to any lease pursuant to any existing agreement binding upon Manager or Owner with respect to such lease or any renewal thereof. Manager shall attach to such rent roll an executed certification reasonably acceptable to Manager and Owner confirming that, to the best of its actual knowledge, Manager is not aware of any items of a nature described in (1), (2), (3) or (4) of this Section 2.1(u).


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     (v)  Manager shall deliver annually updated rent rolls and lease summaries for the Shopping Center which will contain the following information with respect to each of the tenant leases shown thereon: parties to the original lease and a list of all scheduled rebates, rental concessions, tenant allowances, free-rent periods, credits, setoffs or rent reductions under such leases and which, as appropriate, have either not yet been funded by the Owner or which relate to any period after the date of said rent roll."

          2. AMENDMENT OF SECTION 7.1. Section 7.1 of the Management Agreement is amended by deleting such section in its entirety and substituting the following therefor:

          "Manager shall not assign all or any part of its interest in or obligations arising out of this Agreement except in accordance with this
     Section 7.1. Manager may assign all or any part of its interest in or obligations arising out of this Agreement to (i) a partnership or other entity owned by GGP Limited Partnership and a wholly-owned (direct or indirect) subsidiary of Westfield Holdings Limited, (ii) any of (a) Westfield Holdings Limited, (b) General Growth Management, Inc., (c) General Growth Properties, Inc., (d) GGP Limited Partnership, or (e) any entity wholly-owned by one or more of the foregoing entities, PROVIDED that
     (1) an assignment under this clause (ii) shall be permitted on one occasion only and (2) Owner may terminate this Agreement at any time following an assignment under this subparagraph (ii) if a direct or indirect owner of the Manager hereunder is not a direct or indirect owner of a substantial interest in Co-Partner or (iii) any "PERMITTED TRANSFEREE." For purposes of this Agreement, the term "PERMITTED TRANSFEREE" shall mean any entity in which at least 50% of the voting rights and economic interests are owned (directly or indirectly) by a person or entity which owns (directly or indirectly) at least 50% or more of the voting rights and economic interests of Co-Partner. Any transfer of stock or of a partnership interest in a Permitted Transferee which reduces the interest of the entities referenced in clause (ii) to less than 50%, collectively, shall be deemed not to constitute a Permitted Transferee."

          3. REINCORPORATION OF MANAGER. In connection with the sale of the stock of Manager to GGP Limited


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Partnership, Westfield U.S. Investment Pty. Limited and Whitehall Street Real
Estate Limited Partnership III (collectively, the "Purchasers"), it is currently intended to merge Manager into a newly-formed Delaware corporation owned by the Purchasers ("New CenterMark"). Such merger may occur concurrently or shortly after the closing of the acquisition. To the extent the consent of Owner may be required for such merger, Owner hereby consents to such merger and agrees that such merger shall not be deemed an assignment under Section 7.1. Upon any such merger, all references in the Agreement to May Centers, Inc. or CenterMark Properties, Inc. shall be deemed to refer to New CenterMark.

          4.   SUCCESSORS.   This Amendment shall inure to the benefit of and be
binding upon Manager and Owner and their respective successors and assigns.

          5. GOVERNING LAW. This Amendment shall be construed and enforced in accordance with the laws of the State of California.

          6. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument.

          7. RATIFICATION. Except as modified herein, the Management Agreement shall continue in full force and effect in accordance with its terms. In the event of any conflict between the terms and provisions contained in the Management Agreement and this Amendment, the terms and provisions of this Amendment shall prevail.

                    [SIGNATURE BLOCKS TO FOLLOW ON THE NEXT PAGE]


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          IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

                                        MANAGER

                                        CENTERMARK PROPERTIES, INC.
                                        a Missouri corporation

                                        By: /s/ Thomas E. Frost
                                           -------------------------------------
                                        Name: Thomas E. Frost
                                             -----------------------------------
                                        Title: Senior Vice President
                                              ----------------------------------



                                        OWNER

                                        MISSION VALLEY PARTNERSHIP, a California limited partnership


                                        By:  CENTERMARK PROPERTIES, INC.,
                                             a Missouri corporation, as
                                             general partner


                                             By: /s/ Thomas E. Frost
                                                --------------------------------
                                             Name: Thomas E. Frost
                                                  ------------------------------
                                             Title: Senior Vice President
                                                   -----------------------------

                                        By:  ENDOWMENT AND FOUNDATION
                                             REALTY, LTD. - JMB-III, a
                                             Delaware corporation, as general
                                             partner

                                             By:  JMB ENDOWMENT ADVISORS,
                                                  an Illinois general
                                                  partnership, Its Investment
                                                  Advisor

                                             By:  JMB INSTITUTIONAL REALTY
                                                  CORPORATION, an Illinois
                                                  corporation, managing
                                                  general partner


                                             By: /s/ Lynn D. Bednar
                                                --------------------------------
                                             Name: Lynn D. Bednar
                                                  ------------------------------
                                             Title: Vice President
                                                   -----------------------------

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